Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Strong Results for Fourth Quarter and Full Year 2023; Introduces Full Year 2024 Outlook Including Total Company Adjusted EBITDA Profitability

February 7, 2024
•For the year ended December 31, 2023:
◦Direct and Assumed Policy Premiums of $6.6 billion, a 3% decrease YoY
◦Premiums earned of $5.7 billion, a 47% increase YoY
◦Medical Loss Ratio of 81.6%, a 370 bps improvement YoY
◦InsuranceCo Administrative Expense Ratio of 17.9%, a 270 bps improvement YoY
◦InsuranceCo Combined Ratio of 99.5%, a 640 bps improvement YoY
◦Adjusted Administrative Expense Ratio of 21.0%, a 350 bps improvement YoY
◦Net loss of $271 million, an improvement of $339 million YoY
◦Adjusted EBITDA loss of $45 million, an improvement of $417 million YoY

New York, NY, February 7, 2024 - Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

“Oscar reported strong 2023 results with most core metrics exceeding our expectations for the full year. We delivered on our commitment for Insurance Company Adjusted EBITDA profitability and have a clear line of sight into consolidated Adjusted EBITDA profitability in 2024,” said Mark Bertolini, CEO of Oscar. “We are pleased to serve more than 1.3 million members this year and remain focused on driving long-term sustainable margin expansion.”

Total Direct and Assumed Policy Premiums for 2023 were $6.6 billion, down 3% year-over-year (“YoY”), driven primarily by lower membership, partially offset by rate increases. Premiums earned of $5.7 billion for the year increased 47% YoY, driven primarily by the impact of deposit accounting for quota share reinsurance agreements, and lower risk transfer per member as a percent of premiums.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 640 bps YoY to 99.5% for 2023, driven by both an improved MLR and administrative cost efficiencies. Specifically, the MLR improved 370 bps YoY to 81.6%, due to targeted rate increases and a disciplined pricing strategy and total cost of care initiatives. The InsuranceCo Administrative Expense Ratio improved 270 bps YoY to 17.9%, due to lower distribution expenses and higher net premiums as a result of lower risk transfer per member as a percent of premiums.

The Adjusted Administrative Expense Ratio for 2023 improved 350 bps YoY to 21.0%, due to lower distribution expenses, higher net premiums as a result of lower risk transfer per member as a percent of premiums, and higher net investment income. The Adjusted EBITDA loss of $45 million improved by $417 million YoY, and decreased as a percentage of premiums before ceded reinsurance by 8 points as compared to the prior year. Net loss of $271 million improved by $339 million YoY and decreased as a percentage of premiums before ceded reinsurance by 7 points compared to the prior year.

The Company is introducing its outlook for 2024 including two new metrics, Total Revenue and SG&A Expense Ratio. The Company anticipates Total Revenue of $8.3 billion to $8.4 billion, a Medical Loss Ratio of 80.2% to 81.2%, a SG&A Expense Ratio of 20.5% to 21.0%, and Total Company Adjusted EBITDA of $125 million to $175 million. For more information on these metrics, see the “2024 Outlook and Supplemental Information” on page 3 in this release.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Premiums before ceded reinsurance	$1,391,193	$1,332,931	$5,696,978	$5,334,520
Reinsurance premiums ceded	(798)	(365,474)	(10,909)	(1,463,403)
Premiums earned	$1,390,395	$967,457	$5,686,069	$3,871,117
Total revenue	$1,431,658	$995,127	$5,862,869	$3,963,638
Total operating expenses	$1,577,135	$1,217,606	$6,098,484	$4,553,505
Net loss	$(149,838)	$(226,560)	$(270,594)	$(609,552)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Direct and Assumed Policy Premiums	$1,676,673	$1,784,012	$6,647,658	$6,842,439
Medical Loss Ratio	86.4%	91.6%	81.6%	85.3%
InsuranceCo Administrative Expense Ratio	18.8%	22.3%	17.9%	20.6%
InsuranceCo Combined Ratio	105.2%	113.9%	99.5%	105.8%
Adjusted Administrative Expense Ratio	22.7%	26.0%	21.0%	24.6%
Adjusted EBITDA (1)	$(111,593)	$(189,656)	$(45,238)	$(462,255)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of December 31,
	2023	2022
Individual and Small Group	967,002	1,084,404
Medicare Advantage	1,781	4,452
Cigna + Oscar (1)	67,500	62,627
Total Members	1,036,283	1,151,483
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

2024 Outlook and Supplemental Information

We regularly review a number of metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. Beginning in 2024, the Company intends to provide guidance on four metrics: Total Revenue, Medical Loss Ratio, SG&A Expense Ratio and Adjusted EBITDA. The following table presents the Company’s 2024 financial outlook, along with full year 2023 results for such measures, calculated in accordance with the Company’s intended reporting approach for future periods.

The information included in this table represents management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates. The historical financial information included in this table is unaudited and has no impact on the Company’s audited financial statements and results of operations to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
2024 Financial Guidance Summary

		Full Year 2024 Outlook
(in thousands, except percentages)	Full Year 2023 Actual	Low	High
Total Revenue (1)	$5,862,869	$8,300,000	$8,400,000

Medical Loss Ratio (2)	81.6%	80.2%	81.2%

SG&A Expense Ratio (3)	24.3%	20.5%	21.0%

Adjusted EBITDA (4) (5)	$(45,238)	$125,000	$175,000
(1) Total Revenue includes Net Premiums, Service revenue generated from our +Oscar business, and Investment (and other) income. We believe Revenue is an important metric to assess the growth of our insurance business and our +Oscar business, as well as the earnings potential of our investment portfolio.
(2) Medical loss ratio (MLR) is total medical expenses incurred less any member cost sharing as a percentage of premiums before ceded reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the premiums before ceded reinsurance.
(3) The Selling, General, and Administrative (SG&A) Expense ratio is calculated as selling, general and administrative expenses as a percentage of Total Revenue. We believe the SG&A Expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.
(4) Adjusted EBITDA, a non-GAAP measure, is defined as Net Income (Loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization, as further adjusted for stock-based compensation, and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.
(5) Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, February 7, 2024, at 5:00 p.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA and InsuranceCo Adjusted EBITDA, non-GAAP financial metrics, which are provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total Revenue, Medical Loss Ratio, SG&A Expense Ratio and Adjusted EBITDA and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our, or any of our vendor’s, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs, such as Medicare; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of, or changes to, risk adjustment programs; our ability to utilize quota share reinsurance to reduce our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; our ability to attract and retain qualified personnel; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Annual Report on Form 10-K for the annual period ended December 31, 2023, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the healthcare system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of one million members, as of December 31, 2023. We offer Individual & Family and Small Group plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor healthcare to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Revenue
Premiums before ceded reinsurance	$1,391,193	$1,332,931	$5,696,978	$5,334,520
Reinsurance premiums ceded	(798)	$(365,474)	(10,909)	(1,463,403)
Premiums earned	1,390,395	967,457	5,686,069	3,871,117
Administrative services revenue	3,830	2,681	15,442	61,047
Investment income and other revenue	37,433	24,989	161,358	31,474
Total revenue	1,431,658	995,127	5,862,869	3,963,638

Operating Expenses
Claims incurred, net	1,205,239	884,904	4,642,024	3,280,798
Other insurance costs	206,379	195,859	824,457	706,439
General and administrative expenses	85,610	75,808	339,716	309,783
Federal and state assessments	74,311	71,788	290,725	281,518
Premium deficiency reserve (release)	5,596	(10,753)	1,562	(25,033)
Total operating expenses	1,577,135	1,217,606	6,098,484	4,553,505
Loss from operations	(145,477)	(222,479)	(235,615)	(589,867)
Interest expense	6,217	6,135	24,603	22,623
Other expenses (income)	(1,050)	(1,339)	7,082	(2,415)
Loss before income taxes	(150,644)	(227,275)	(267,300)	(610,075)
Income tax expense (benefit)	(806)	(715)	3,294	(523)
Net loss	(149,838)	(226,560)	(270,594)	(609,552)
Less: Net income (loss) attributable to noncontrolling interests	$192	$(514)	$134	$(3,277)
Net loss attributable to Oscar Health, Inc.	$(150,030)	$(226,046)	$(270,728)	$(606,275)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.66)	$(1.05)	$(1.22)	$(2.85)
Weighted average common shares outstanding, basic and diluted	227,082,062	215,194,230	221,655,493	212,474,615

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets

(in thousands, except share and per share amounts)	December 31, 2023	December 31, 2022
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	1,870,315	1,558,595
Short-term investments	689,833	1,397,287
Premiums and accounts receivable (net of allowance for credit losses of $31,600 and $2,988)	201,269	216,475
Risk adjustment transfer receivable	51,925	49,861
Reinsurance recoverable	241,194	892,887
Other current assets	6,564	6,450
Total current assets	3,061,100	4,121,555
Property, equipment, and capitalized software, net	61,930	59,888
Long-term investments	365,309	222,919
Restricted deposits	29,870	27,483
Other assets	83,271	94,756
Total Assets	3,601,480	4,526,601

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	965,986	937,727
Risk adjustment transfer payable	1,056,941	1,517,493
Premium deficiency reserve	5,776	4,214
Unearned premiums	65,918	78,998
Accounts payable and other liabilities	273,367	297,841
Reinsurance payable	61,024	427,649
Total current liabilities	2,429,012	3,263,922
Long-term debt	298,777	297,999
Other liabilities	67,574	72,280
Total liabilities	2,795,363	3,634,201
Commitments and contingencies
Stockholders' Equity
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 193,874,843 and 181,176,239 shares outstanding as of December 31, 2023 and 2022, respectively	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,514,201 and 35,115,807 shares outstanding as of December 31, 2023 and 2022, respectively	—	—
Treasury stock (314,600 shares as of December 31, 2023 and 2022)	(2,923)	(2,923)
Additional paid-in capital	3,682,294	3,509,007
Accumulated deficit	(2,876,715)	(2,605,987)
Accumulated other comprehensive income (loss)	1,309	(9,715)
Total Oscar Health, Inc. stockholders’ equity	803,967	890,384
Noncontrolling interests	2,150	2,016
Total stockholders’ equity	806,117	892,400
Total Liabilities and Stockholders' Equity	3,601,480	4,526,601

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2023	2022
	(unaudited)
Cash flows from operating activities:
Net loss	(270,594)	$(609,552)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred taxes	58	(165)
Net realized loss (gain) on sale of financial instruments	70	1,274
Depreciation and amortization expense	30,694	15,283
Amortization of debt issuance costs	778	713
Stock-based compensation expense	159,683	112,329
Net amortization (accretion) of investments	(29,374)	2,480
Provision for credit losses	28,612	2,988
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	(13,405)	(81,049)
Risk adjustment transfer receivable	(2,063)	(9,202)
Reinsurance recoverable	651,693	(460,897)
Other assets	11,307	(243)
Increase / (decrease) in:
Benefits payable	28,258	424,146
Unearned premiums	(13,080)	3,953
Premium deficiency reserve	1,562	(25,033)
Accounts payable and other liabilities	(29,180)	57,811
Reinsurance payable	(366,626)	222,418
Risk adjustment transfer payable	(460,552)	723,095
Net cash (used in) provided by operating activities	(272,159)	380,349
Cash flows from investing activities:
Purchase of investments	(836,982)	(1,192,706)
Sale of investments	31,857	360,616
Maturity of investments	1,410,166	633,467
Purchase of property, equipment and capitalized software	(25,577)	(29,012)
Change in restricted deposits	(2,277)	1,116
Net cash (used in) provided by investing activities	577,187	(226,519)
Cash flows from financing activities:
Proceeds from long-term debt	—	305,000
Payments of debt issuance costs	—	(7,035)
Proceeds from joint venture contribution	2,490	1,846
Proceeds from exercise of stock options	3,956	1,299
Net cash provided by financing activities	6,446	301,110
Increase in cash, cash equivalents and restricted cash equivalents	311,474	454,940
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,580,497	1,125,557
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$1,891,971	$1,580,497

Cash and cash equivalents	1,870,315	1,558,595
Restricted cash and cash equivalents included in restricted deposits	21,656	21,902
Total cash, cash equivalents and restricted cash and cash equivalents	$1,891,971	$1,580,497

	Year Ended December 31,
(in thousands)	2023	2022
Supplemental Disclosures:
Interest payments	$23,156	$10,079
Income tax payments	$2,414	$1,893

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct policy premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed policy premiums are premiums we receive primarily as part of our reinsurance arrangement under our Cigna+Oscar Small Group plan offering, and are presented here net of risk adjustment.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because Direct and Assumed Policy Premiums are a key input in the calculation of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio.

Medical Loss Ratio
Medical Loss Ratio is calculated as set forth in the table below. Direct claims incurred before ceded reinsurance are medical claims, the total medical expenses incurred in order for members to utilize healthcare services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Direct claims incurred before ceded reinsurance also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to net premiums before ceded quota share reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Direct claims incurred before ceded reinsurance (1)	$1,158,278	$1,172,279	$4,459,702	$4,428,000
Assumed reinsurance claims	57,864	47,683	227,058	143,147
Excess of loss ceded claims (2)	2,921	(4,316)	(3,117)	(18,632)
State reinsurance (3)	(17,102)	(1,901)	(43,676)	(30,544)
Net claims before ceded quota share reinsurance (A)	$1,201,961	$1,213,745	$4,639,967	$4,521,971

Premiums before ceded reinsurance	$1,391,193	$1,332,931	$5,696,978	$5,334,520
Excess of loss reinsurance premiums (4)	(717)	(8,115)	(8,698)	(31,502)
Net premiums before ceded quota share reinsurance (B)	$1,390,476	$1,324,816	$5,688,280	$5,303,018
Medical Loss Ratio (A divided by B)	86.4%	91.6%	81.6%	85.3%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss reinsurance premiums paid.

Oscar Health, Inc.
News Release
InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of net premiums before quota share reinsurance. Expenses necessary to run the insurance companies are included in Other insurance costs and Federal and state assessments. These expenses include variable expenses paid to distribution partners and vendors, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Other insurance costs	$206,379	$195,859	$824,457	$706,439
Impact of quota share reinsurance (1)	(7,023)	40,745	(30,454)	154,741
Stock-based compensation expense	(11,458)	(13,043)	(66,060)	(51,495)
Federal and state assessment of health insurance subsidiaries	73,915	71,471	289,647	281,049
Health insurance subsidiary adjusted administrative expenses (A)	$261,813	$295,032	$1,017,590	$1,090,734

Premiums before ceded reinsurance	$1,391,193	$1,332,931	$5,696,978	$5,334,520
Excess of loss reinsurance premiums	(717)	(8,115)	(8,698)	(31,502)
Net premiums before ceded quota share reinsurance (B)	$1,390,476	$1,324,816	$5,688,280	$5,303,018
InsuranceCo Administrative Expense Ratio (A divided by B)	18.8%	22.3%	17.9%	20.6%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(6,996) and $(1,788) for the three months ended December 31, 2023 and 2022, respectively and $(29,451) and $(7,205) for the year ended December 31, 2023 and 2022, respectively.

InsuranceCo Combined Ratio
InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the core performance of the insurance business, prior to the impact of quota share and net investment income.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Medical Loss Ratio	86.4%	91.6%	81.6%	85.3%
InsuranceCo Administrative Expense Ratio	18.8%	22.3%	17.9%	20.6%
InsuranceCo Combined Ratio	105.2%	113.9%	99.5%	105.8%

Oscar Health, Inc.
News Release
Adjusted Administrative Expense Ratio
The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, excluding the impact of quota share reinsurance premiums less excess of loss reinsurance premiums ceded (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total operating expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. We believe Adjusted Administrative Expense Ratio is useful to evaluate our ability to manage our overall administrative expense base. This ratio also provides further clarity into our overall path to profitability.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Total Operating Expenses	$1,577,135	$1,217,606	$6,098,484	$4,553,505
Claims incurred, net	(1,205,239)	(884,904)	(4,642,024)	(3,280,798)
Premium deficiency reserve (release)	(5,596)	10,753	(1,562)	25,033
Impact of quota share reinsurance (1)	(7,023)	40,745	(30,454)	154,741
Total Administrative Expenses	$359,277	$384,200	$1,424,444	$1,452,481
Stock-based compensation expense	(26,142)	(29,088)	(159,683)	(112,329)
Depreciation and amortization	(7,742)	(3,735)	(30,694)	(15,283)
Adjusted Administrative Expenses (A)	$325,393	$351,377	$1,234,067	$1,324,869
Total Revenue	$1,431,658	$995,127	$5,862,869	$3,963,638
Reinsurance premiums ceded	798	365,474	10,909	1,463,403
Excess of loss reinsurance premiums	(717)	(8,115)	(8,698)	(31,502)
Adjusted Total Revenue (B)	$1,431,739	$1,352,486	$5,865,080	$5,395,539
Adjusted Administrative Expense Ratio (A divided by B)	22.7%	26.0%	21.0%	24.6%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(6,996) and $(1,788) for the three months ended December 31, 2023 and 2022, respectively, and $(29,451) and $(7,205) for the year ended December 31, 2023 and 2022, respectively.

SG&A Expense Ratio
The Company is transitioning to the SG&A Expense Ratio as the operating ratio that reflects the Company’s administrative expenses, as a percentage of total revenue, without exclusions for the impact of quota share, premium deficiency reserve (release), or stock compensation. Total SG&A Expenses are calculated as Total operating expenses, less Claims incurred, net, and Depreciation and amortization. The SG&A Expense ratio is calculated as selling, general and administrative expenses as a percentage of Total Revenue. We believe the SG&A Expense Ratio is useful to evaluate our ability to manage our administrative expenses.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Adjusted Administrative Expenses	$325,393	$351,377	$1,234,067	$1,324,869
Premium deficiency reserve (release)	5,596	(10,753)	1,562	(25,033)
Impact of quota share reinsurance (1)	7,023	(40,745)	30,454	(154,741)
Stock-based compensation expense	26,142	29,088	159,683	112,329
Total SG&A Expenses (A)	$364,154	$328,967	$1,425,766	$1,257,424
Total Revenue (B)	$1,431,658	$995,127	$5,862,869	$3,963,638
SG&A Expense Ratio (A divided by B)	25.4%	33.1%	24.3%	31.7%

Oscar Health, Inc.
News Release
Adjusted EBITDA
Adjusted EBITDA is defined as Net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization as further adjusted for stock-based compensation, and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net loss, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net loss or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss	$(149,838)	$(226,560)	$(270,594)	$(609,552)
Interest expense	6,217	6,135	24,603	22,623
Other expenses (income)	(1,050)	(1,339)	7,082	(2,415)
Income tax expense (benefit)	(806)	(715)	3,294	(523)
Depreciation and amortization (“D&A”)	7,742	3,735	30,694	15,283
Stock-based compensation (“SBC”) (1)	26,142	29,088	159,683	112,329
Adjusted EBITDA	$(111,593)	$(189,656)	$(45,238)	$(462,255)

General and administrative expenses (excluding SBC and D&A)	$70,505	$59,341	$244,085	$246,735
Administrative services revenue	$(3,830)	$(2,682)	$(15,442)	(61,047)
Investment income and other revenue (Non-InsuranceCo)	$(4,735)	$(2,027)	$(14,672)	$(5,711)
InsuranceCo Adjusted EBITDA (2)	$(49,653)	$(135,024)	$168,733	$(282,278)
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Year ended December 31, 2023 includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.
(2)We believe that InsuranceCo Adjusted EBITDA provides investors with additional insight into the earnings and capital generation potential of the Company’s insurance subsidiaries.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Quota share ceded premiums	$222	$(372,168)	$7,329	$(1,489,525)
Quota share ceded claims	(3,277)	328,841	(2,056)	1,241,173
Ceding commission, net of deposit accounting impact (1)	(7,023)	40,745	(30,454)	154,741
Experience refund	(302)	14,809	(9,540)	57,625
Net quota share impact	$(10,380)	$12,227	$(34,721)	$(35,986)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(6,996) and $(1,788) for the three months ended December 31, 2023 and 2022, respectively, and $(29,451) and $(7,205) for the year ended December 31, 2023 and 2022, respectively.

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total premiums earned in the consolidated statement of operations, is as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Reinsurance premiums ceded, gross	(1,458)	(380,592)	56	(1,524,157)
Experience refunds	660	15,118	(10,965)	60,754
Reinsurance premiums ceded	(798)	(365,474)	(10,909)	(1,463,403)
Reinsurance premiums assumed	54,620	41,815	228,786	138,109
Total reinsurance premiums (ceded) and assumed, net	53,822	(323,659)	217,877	(1,325,294)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Direct claims incurred	1,158,278	1,172,279	4,459,702	4,428,000
Ceded reinsurance claims	(10,903)	(335,058)	(44,736)	(1,290,349)
Assumed reinsurance claims	57,864	47,683	227,058	143,147
Claims incurred, net	1,205,239	884,904	4,642,024	3,280,798

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Other insurance costs, gross	206,353	238,392	823,455	868,385
Reinsurance ceding commissions	26	(42,533)	1,002	(161,946)
Other insurance costs	206,379	195,859	824,457	706,439

Oscar Health, Inc.
News Release
The Company classifies reinsurance recoverable within current assets on its consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	As of December 31,
(in thousands)	2023	2022
Ceded reinsurance claim recoverables	$225,705	$776,266
Reinsurance ceding commissions	6,185	42,805
Experience refunds on reinsurance agreements	9,304	73,816
Reinsurance recoverable	$241,194	$892,887